Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-20033) pertaining to the Mastech Corporation 1996 Stock Incentive Plan of iGATE Corporation,

2.	Registration Statement (Form S-8 No. 333-71057) pertaining to the Mastech Corporation Amended and Restated 1996 Stock Incentive Plan of iGATE Corporation,

3.	Registration Statement (Form S-8 No. 333-134689) pertaining to the iGATE Corporation 2006 Stock Incentive Plan of iGATE Corporation,

4.	Registration Statement (Form S-3 No. 333-162606) of iGATE Corporation

of our report dated February 23, 2009 (except for the adoption of SFAS No.160 and related changes as described in Note 1.4 to the consolidated financial statements, as to which the date is February 24, 2010), with respect to the 2008 consolidated financial statements of iGATE Corporation, included in this Current Report on Form 8-K of iGATE Corporation.

/s/ Ernst & Young

New Delhi, India

February 24, 2010

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